UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2003

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas (State or other jurisdiction of incorporation or organization)	0-6253 (Commission file number)	71-0407808 (I.R.S. employer identification No.)

501 Main Street, Pine Bluff, Arkansas (Address of principal executive offices)		71601 (Zip Code)

(870) 541-1000 (Registrant’s telephone number, including area code)

ITEM: 9 REGULATION FD DISCLOSURE

              The following is the text of a press release issued by the registrant at 3:00 P.M. Central Standard Time on June 3, 2003.

SIMMONS FIRST NATIONAL CORPORATION DECLARES $0.13 PER SHARE DIVIDEND

              Pine Bluff, AR — Simmons First National Corporation’s Board of Directors declared a regular $0.13 per share quarterly cash dividend payable July 1, 2003, to shareholders of record June 16, 2003. This dividend represents a $0.005 per share, or 4.00% increase over the previous quarter and a $0.01 per share, or 8.33% increase over the dividend paid for the same period in 2002. All per share data reflect the effect of the Company’s two for one stock split effective May 1, 2003.

              Simmons First National Corporation is a $2 billion financial holding company, with community banks in Pine Bluff, Jonesboro, Lake Village, Rogers, Russellville, Searcy and El Dorado, Arkansas. The Company’s seven banks are conducting financial operations from 64 offices, of which 62 are financial centers, in 34 communities.

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FOR MORE INFORMATION CONTACT:

Lawrence Fikes
Vice President, Marketing
Simmons First National Bank
870-541-1438
Ticker symbol: SFNCA

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 3, 2003 ——————	SIMMONS FIRST NATIONAL CORPORATION /s/ Barry L. Crow —————————————————————— Barry L. Crow, Executive Vice President and Chief Financial Officer